6100 Uptown Blvd NE, Suite 600, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

     SANTA FE GOLD AND TYHEE GOLD CORP SIGN DEFINITIVE MERGER AGREEMENT,
$3.0 MILLION BRIDGE LOAN AND CONTEMPLATED $23 MILLION SECURED DEBT RESTRUCTURINGS

ALBUQUERQUE, New Mexico – January 24, 2014 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced the signing of a definitive merger agreement with Tyhee Gold Corp. (TSX Venture: TDC) (“TYHEE”), the entering of a $3.0 million Bridge Loan Agreement with Tyhee and terms of a series of contemplated debt restructurings with Santa Fe’s secured lenders in aggregate amount in excess of $23 million.

THE TYHEE MERGER

The Merger Agreement provides that each share of Santa Fe common stock will, by virtue of the merger be exchanged for: (a) 0.9 of one common share of Tyhee and (b) 0.45 of one warrant, with each whole warrant entitling the holder to purchase one Tyhee Common Share, at an exercise price of Cd$0.25 per Tyhee Common Share for a period of four years. Upon closing of the merger, Santa Fe’s president and CEO, Dr. W. Pierce Carson, will become a consultant to Tyhee and a member of Tyhee’s board of directors. A Special Committee of Santa Fe’s Board of Directors has approved the transaction and will recommend that its stockholders vote in favor thereof.

The closing of the merger is subject to customary closing conditions, as well as the consummation of the comprehensive secured debt restructurings noted below, approval by Santa Fe stockholders, receipt of the approval of the TSX Venture Exchange, and Tyhee closing a financing of at least $20 million. The transaction is expected to close in the second quarter of 2014.

Dr. W. Pierce Carson, President & CEO of Santa Fe, commented, “Santa Fe believes that the Tyhee merger, coupled with the comprehensive secured debt restructurings, should not only bring the Summit Mine back into production but also expand the mine to its real potential. In addition, we believe that Tyhee’s ambitious strategy of acquiring near-term production opportunities together with eventual development of its large Yellowknife Gold Project will deliver substantial value to Santa Fe stockholders.”

The Merger Agreement contains other terms and conditions, and a copy is included as an Exhibit to Santa Fe’s Current Report on Form 8-K, dated January 24, 2014, which it will file promptly with the SEC and will be available at www.sec.gov. (the “SANTA FE FORM 8-K”).

THE TYHEE BRIDGE LOAN

In connection with the execution of the Merger Agreement, Tyhee and Santa Fe entered into a Bridge Loan Agreement, pursuant to which Tyhee is obligated to advance up to $3,000,000 to Santa Fe in accordance with the terms thereof. Santa Fe may terminate the Merger Agreement if Tyhee shall not have obtained funding for the full principal amount of the Bridge Loan no later than February 15, 2014. The Bridge Loan bears interest at a rate of 18% per annum. The principal amount of the Bridge Loan becomes due and payable upon termination of the Merger Agreement or, following completion of the merger, will be converted to an intercompany loan. Santa Fe may prepay the principal amount and accrued interest of the Bridge Loan at any time and from time to time without penalty.

The Bridge Loan Agreement contains other terms and conditions, and a copy is included as Exhibit A to the Merger Agreement, which is included as an Exhibit to the Santa Fe Form 8-K.

THE SECURED DEBT RESTRUCTURINGS

In connection with the execution of the Merger Agreement, each of Santa Fe’s three senior secured creditors, Waterton Global Value, L.P. (“WATERTON”), Sandstorm Gold Ltd. and Sandstorm Gold (Barbados) Ltd. (“SANDSTORM”), and International Goldfields Limited (“IGS”), have entered into respective agreements to restructure collectively more than $23.1 million of Santa Fe indebtedness.

WATERTON RESTRUCTURING
In connection with the Merger Agreement, Santa Fe, Tyhee and Waterton have executed a non-binding Term Sheet regarding a proposed restructuring of Waterton’s Existing Senior Secured Gold Stream Credit Agreement (the “WATERTON CREDIT AGREEMENT”). The Term Sheet contemplates that:

the principal, interest and other amounts owed by Santa Fe to Waterton will be $10,041,000;
the Waterton restructuring will be effective upon closing of the merger;
Tyhee will become an additional guarantor of Santa Fe’s obligations to Waterton;
the maturity date of the Waterton Credit Agreement will be extended to June 30, 2016;

Santa Fe will repay amounts due Waterton (a) in 18 equal installments of $527,056 commencing the end of January, 2015 and ending on the last business day of June, 2016; and (b) by making payment to Waterton of $554,000 on the closing of the merger;

should the price of gold on the London Bullion Market Association, PM Fix drop below $900 per ounce on any five consecutive trading days during the repayment period, Waterton will deliver to Santa Fe a revised repayment schedule extending the repayment period and adjusting the monthly repayment amounts such that the new stated maturity date will be the last business day of June, 2017;

all amounts outstanding under the restructured facility will accrue interest at a rate of 10.00% per annum and shall start to accrue interest immediately following the merger;
Tyhee will be making the Bridge Loan and an additional $7,500,000 investment in Santa Fe; and
the obligations of Waterton and Santa Fe under the Gold and Silver Supply agreement dated December 23, 2011 will terminate in full on the repayment of all amounts owed to Waterton.

The non-binding TERM SHEET RE PROPOSED RESTRUCTURING OF EXISTING SENIOR SECURED GOLD STREAM CREDIT AGREEMENT contains other terms and conditions, and a copy is included as Exhibit B to the Merger Agreement, which is included as an Exhibit to the Santa Fe Form 8-K.

SANDSTORM RESTRUCTURING
In connection with the Merger Agreement, Santa Fe and Sandstorm have executed a Gold Purchase Agreement Amendment Binding Term Sheet, which contemplates that:

the principal, interest and other amounts owed by Santa Fe to Sandstorm is $7,100,120;
The repayment of the above amount, shall commence on the earlier of July 1, 2016 or when amount due Waterton have been repaid;

The repayment shall be made in 24 equal monthly installments, by 24 deliveries of gold, with each delivery having a value equal to $295,880 (the value of the gold that is delivered to be based on the market price of gold);

Once Waterton has been repaid, Sandstorm will be granted a first lien position on the Summit mine;
A perpetual net smelter royalty will be created with the following provisions:

o	3% of net smelter returns if the applicable monthly average gold price is $1,500 per ounce of gold or less; and
o	4% of net smelter returns if the applicable monthly average gold price is greater than $1,500 per ounce of gold; and
So long as the net smelter royalty is in good standing and no default exists thereunder, no deliveries of gold to Sandstorm pursuant to the existing Purchase Agreement needs to be made.

The GOLD PURCHASE AGREEMENT AMENDMENT BINDING TERM SHEET contains other terms and conditions, and a copy is included as Exhibit C to the Merger Agreement, which is included as an Exhibit to the Santa Fe Form 8-K.

IGS RESTRUCTURING
In connection with the Merger Agreement, Santa Fe and IGS have executed a Letter Agreement, which contemplates that:

upon execution of the Merger Agreement, the entire outstanding principal amount of the certain A$ 2.0 million Secured Convertible Note, dated June 23, 2013, issued by Santa Fe and payable to IGS, including all accrued interest and any other amounts due or payable by Santa Fe thereunder, shall automatically be converted into 9,259,259 shares of Santa Fe common stock. The issuance of such shares will be pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended, and IGS will be restricted from selling any of such shares into the US or to any US person;

as of the closing of the merger, all accrued interest on A$4.0 million original principal amount of Secured Convertible Notes dated October 21, 2012 and October 31, 2012 (the “A$4.0 MILLION IGS NOTES”), respectively, accrued prior to the closing of the merger will be extinguished and IGS’ rights under its security agreement will terminate;

payment of the A$4.0 Million IGS Notes will be deferred until all amounts due to Waterton Credit Agreement, as amended, have been fully paid;
interest on the A$4.0 Million IGS Notes will accrue at 8% per annum and capitalized annually commencing as of the closing of the merger;

once Santa Fe commences payment after the last payment to Waterton pursuant to the Waterton Credit Agreement, payments to IGS will commence on a monthly basis for 24 months in the principal amount of A$166,666.67 plus accrued interest; and

after April 1, 2016, IGS may convert the A$4.0 Million IGS Notes into Tyhee stock the outstanding amounts due in parcels of not more than A$500,000 per calendar quarter at a conversion price equal to the market price on the relevant conversion date, provided that the market price is equal or greater than Cn$0.30 per share. Converted stock will be subject to a four-month hold, during which time it may not be sold. Converted stock will be restricted in that not more than A$500,000 per quarter can be sold and Tyhee can impose necessary locks on the stock to ensure compliance with the quarterly restriction on selling the converted stock. No converted stock may be sold until all amounts due Waterton have been fully paid.

The LETTER AGREEMENT with IGS contains other terms and conditions, and a copy is included as Exhibit D to the Merger Agreement, which is included as an Exhibit to the Santa Fe Form 8-K.

ABOUT SANTA FE GOLD

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Mogollon gold-silver project, within trucking distance of the Lordsburg mill; (iv) the Ortiz gold property in north-central New Mexico; (v) the Black Canyon mica deposit near Phoenix, Arizona; and (vi) a deposit of micaceous iron oxide (MIO) in Western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

ABOUT TYHEE

Tyhee Gold Corp., incorporated under the laws of British Columbia, Canada, is an advanced exploration company whose common shares are listed for trading on the TSX Venture Exchange under the symbol TDC. The Company is a reporting issuer under the securities laws of the Provinces of British Columbia, Alberta and Ontario. Currently, Tyhee is focused on developing its wholly-owned Yellowknife Gold Project. Tyhee’s objective is the exploration and development of mineral resource properties located in politically and socially stable environments.

STATEMENT REGARDING ADDITIONAL INFORMATION THAT MAY BECOME AVAILABLE

In connection with the proposed transaction, Tyhee and Santa Fe intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by Tyhee with the SEC of a Registration Statement on Form F-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the Tyhee Shares and Tyhee Warrants to be issued in exchange for Santa Fe common shares. The Registration Statement will incorporate a proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that Santa Fe plans to mail to its stockholders in connection with obtaining approval to the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Santa Fe, Tyhee, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Such documents are not currently available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Santa Fe and Tyhee through the web site maintained by the SEC at www.sec.gov.

Santa Fe and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Santa Fe in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Santa Fe's annual report on Form 10-K, which was filed with the SEC on September 30, 2013. This document is available free of charge at the SEC's web site at www.sec.gov.

Tyhee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Santa Fe in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS – SAFE HARBOR

This press release contains forward-looking statements, including with respect to the implementation and effects of a proposed business combination between Santa Fe and Tyhee. Those statements and statements made in this release that are not historical in nature, including those related to the proposed merger, the proposed secured debt restructurings, bringing the Summit Mine back into production, expanding the Summit Mine to its real potential to serve as the platform for Tyhee’s ambitious growth plans, that the Santa Fe stockholders should receive additional long-term value once market conditions improve allowing Tyhee to bring its Yellowknife Gold Project into production, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. For Santa Fe, these statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the proposed business combination with Tyhee, the debt restructurings and other transactions referred to in this press release and those described in the documents we file with the U.S. Securities and Exchange Commission, and risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development and exploration activities by us. All forward-looking statements included in this release are made as of the date of this press release, and Santa Fe assumes no obligation to update any such forward-looking statements.

CONTACT:

Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852